Exhibit 99.1

Contact: L. Keith Graves Phone: 314-214-7000 E-mail: lkg@talx.com
NEWS RELEASE
TALX INCREASES QUARTERLY DIVIDEND 25 PERCENT
     ST. LOUIS, September 7, 2006 — TALX Corporation (NASDAQ:TALX) announced today that its board of directors has approved a quarterly dividend of $0.05 per share, a 25 percent increase from $0.04 per share last quarter. The dividend is payable October 13, to shareholders of record at the close of business September 18.
          TALX Corporation, based in St. Louis, Missouri, is a leading provider of human resource and payroll-related services and holds a leadership position in automated employment and income verification as well as unemployment tax management. TALX provides over 9,000 clients, including three-fourths of Fortune 500 companies, with Web-based services focused in three employment-related areas: hiring, pay reporting, and compliance. Hiring services include assessments and talent management, paperless new hires, and tax credits and incentives. Pay reporting services include electronic time tracking, paperless pay, and W-2 management. Compliance services include employment and income verifications through The Work Number, unemployment tax management, and I-9 management. The company’s common stock trades in The NASDAQ Global Select Market under the symbol TALX. For more information about TALX Corporation, call 314-214-7000 or access the company’s Web site at www.talx.com.
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